UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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                             USAA MUTUAL FUNDS TRUST
               ------------------------------------------------------
                (name of registrant as specified in the charter)


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
[USAA                    USAA TOTAL RETURN STRATEGY FUND
EAGLE
LOGO (R)]                     INFORMATION STATEMENT
                          REGARDING A SUBADVISER CHANGE



The USAA Total Return Strategy Fund's Board of Trustees (the Board) approved Deutsche Investment Management Americas Inc. (DIMA) as a new subadviser of the USAA Total Return Strategy Fund (the Fund), effective on March 1, 2007. This Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission. The exemptive order permits USAA Investment Management Company (IMCO) to change subadvisers of the Fund without first calling a special shareholders meeting and obtaining shareholder approval. Pursuant to the exemptive order, however, the Fund has agreed to provide certain information about new subadvisers and new subadvisory agreements to its investors. Accordingly, shareholders are not being asked to vote on the hiring of the new sub-adviser or the subadvisory agreement with the new subadviser, but are encouraged to review this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being delivered to shareholders on or about May 18, 2007.

                        INVESTMENT SUBADVISORY AGREEMENT
                             BETWEEN IMCO AND DIMA

*    WHAT WAS THE PROCESS THAT LED TO DIMA BECOMING A SUBADVISER OF THE FUND?

     In an effort to both diversify the Fund's investment strategy and potentially increase the Fund's expected return while reducing risk, IMCO determined that it could be beneficial to allocate a portion of the Fund's assets to a market neutral strategy. To implement a market neutral strategy, an investment manager takes long positions in stocks that the manager believes to be undervalued and takes short positions in stocks that the manager believes are overvalued. The portfolio, with respect to such a strategy, is structured to be neutral to the overall stock market to limit its volatility relative to movements in the market (I.E., the price movements of the portfolio are not expected to correlate closely with the market's price movements). IMCO believes DIMA offers such a strategy and asked the Fund's Board to approve entering into an agreement with DIMA to provide investment subadvisory services to the Fund. IMCO will continue to directly manage a portion of the Fund and oversee the management of the Fund as its investment adviser.

*    WHAT ARE THE KEY PROVISIONS OF THE INVESTMENT SUBADVISORY AGREEMENT?

     Under the Investment Subadvisory Agreement, IMCO will employ DIMA to manage the day-to-day investment of a portion of the Fund's portfolio consistent with the Fund's investment objective, policies, and restrictions. DIMA will be responsible for, among other things, placing all orders for the purchase and sale of portfolio securities, subject to the supervision and monitoring of IMCO and the oversight of the Fund's Board. IMCO, and not the Fund, will be responsible for paying all fees charged by DIMA for these subadvisory services. Any description of the Investment Subadvisory Agreement set forth herein is qualified in its entirety by the actual Investment Subadvisory
     Agreement. The amendment adding the Fund to the existing Subadvisory Agreement with DIMA is attached as EXHIBIT A.

*    WHEN DID THE INVESTMENT SUBADVISORY AGREEMENT TAKE EFFECT?

     The Investment Subadvisory Agreement took effect on March 1, 2007, and will remain in effect for an initial two-year period ending on February 28, 2009. Thereafter, the Investment Subadvisory Agreement will continue automatically for successive years, provided that it is specifically approved at least annually by a vote of a majority of the Board members who are not "interested persons" as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940 (Independent Board Members) and by a majority of all Board members. The Fund may terminate the Investment Subadvisory Agreement, without penalty, by a vote of a majority of the
     Independent  Board  Members  or  by  vote  of  a  majority  of  the  Fund's outstanding shares as defined under the Investment Company Act of 1940, without penalty, on not more than 60 days' written notice to IMCO and/or DIMA. IMCO may at any time terminate the Investment Subadvisory Agreement, without penalty, by written notice to DIMA. DIMA may terminate the Investment Subadvisory Agreement, without penalty, by not less than 90 days' written notice to IMCO. The Investment Subadvisory Agreement automatically will terminate without penalty in the event of its assignment.

* WILL THE FUND'S TOTAL EXPENSES CHANGE AS A RESULT OF THE INVESTMENT SUBADVISORY AGREEMENT WITH DIMA?

     No, the Investment Subadvisory Agreement will not affect the Fund's total expense ratio. IMCO (not the Fund) pays a fee to DIMA for services under the Investment Subadvisory Agreement.

     DIMA realigned a portion of the Fund to reflect its proprietary investment techniques. As a result, during the transition period, the Fund experienced higher portfolio turnover than normal and higher related transaction costs, including brokerage commissions. In addition, the Fund realized capital gains when portfolio positions were sold. Any capital gains experienced or realized for this transition will impact the 2007 distributions.

* WHAT INFORMATION DID THE BOARD CONSIDER PRIOR TO APPROVING THE INVESTMENT SUBADVISORY AGREEMENT WITH DIMA?

     At a meeting of the Board held on February 27, 2007, the Board, including the Independent Board Members, approved the adoption of the Investment Subadvisory Agreement with DIMA. In advance of the meeting, the Board received and considered a variety of information relating to the Investment Subadvisory Agreement and DIMA, and were given the opportunity to ask questions and request additional information from management. The information provided to the Board included, among other things: (i) the qualifications of the individuals at DIMA responsible for these investment activities; (ii) the fees to be paid to DIMA; and (iii) the complementary nature of the investment strategies of DIMA with the existing strategy of the Fund. Prior to voting, the Independent Board Members reviewed the proposed Investment Subadvisory Agreement with management and with experienced independent counsel and received materials from such counsel discussing the legal standards for their consideration of the proposed Investment Subadvisory Agreement. The Independent Board Members also reviewed the proposed Investment Subadvisory Agreement in private sessions with their counsel at which no representatives of management were present.

     In approving the Fund's Investment Subadvisory Agreement with DIMA, the Board considered various factors, among them: (i) the nature, extent, and quality of services to be provided to the Fund by DIMA, including the personnel that will be providing services; (ii) DIMA's compensation and any other benefits that will be derived from the subadvisory relationship by DIMA; (iii) comparisons, to the extent available, of subadvisory fees and performance to comparable investment companies; and (iv) the terms of the Investment Subadvisory Agreement. The Board's analysis of these factors is set forth below.

     After full consideration of a variety of factors, the Board, including the Independent Board Members, voted to approve the Investment Subadvisory Agreement with DIMA. In approving the Investment Subadvisory Agreement, the Board did not identify any single factor as controlling, and each Independent Board Member attributed different weights to various factors. Throughout their deliberations, the Independent Board Members were represented and assisted by independent counsel.

     NATURE, EXTENT, AND QUALITY OF SERVICES PROVIDED; INVESTMENT PERSONNEL. The Board considered information provided to it regarding the services to be provided by DIMA. The Board considered DIMA's level of knowledge and investment style. The Board reviewed the experience and credentials of the investment personnel who would be responsible for managing the investment of portfolio securities with respect to the Fund and DIMA's level of staffing. The Board also noted DIMA's brokerage practices. The Board also considered DIMA's regulatory and compliance history. The Board noted that IMCO's monitoring processes of DIMA would include: (i) regular telephonic meetings to discuss, among other matters, investment strategies and to review portfolio performance; (ii) monthly portfolio compliance checklists and quarterly compliance certifications to the Board; and (iii) due diligence visits to DIMA.

     SUBADVISER COMPENSATION. The Board also took into consideration the financial condition of DIMA. In considering the cost of services to be provided by DIMA and the profitability to DIMA of its relationship with the Fund, the Board noted that the fees under the Investment Subadvisory Agreement would be paid by IMCO. The Board also relied on the ability of IMCO to negotiate the Investment Subadvisory Agreement and the fees thereunder at arm's length. The Board also considered information relating to the cost of services to be provided by DIMA, DIMA's anticipated profitability with respect to the Fund, and the potential economies of scale in DIMA's management of the Fund, to the extent available. However, this information was less significant to the Board's consideration of the Investment Subadvisory Agreement than the other factors considered for the above reasons.

     SUBADVISORY FEES AND FUND PERFORMANCE. The Board considered that the Fund pays a management fee to IMCO and that, in turn, IMCO will pay a subadvisory fee to DIMA. The Board noted IMCO's expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of DIMA. The Board also noted DIMA's long-term performance record for other accounts.

     CONCLUSION. The Board reached the following conclusions regarding the Investment Subadvisory Agreement, among others: (i) DIMA is qualified to manage a portion of the Fund's assets in accordance with its investment objectives and policies; (ii) DIMA maintains an appropriate compliance program; (iii) DIMA's performance in managing other accounts is reasonable; and (iv) the Fund's advisory expenses are reasonable in relation to those of similar funds and to the services to be provided by IMCO and DIMA. Based on its conclusions, the Board determined that approval of the Investment Subadvisory Agreement with DIMA would be in the interests of the Fund and its shareholders.

*    WHAT GENERAL INFORMATION IS AVAILABLE ABOUT DIMA?

     DIMA, located at 345 Park Avenue, New York, New York 10154, is an indirect wholly owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking, and insurance. DIMA and its predecessors have more than 80 years of experience managing mutual funds and provides a full range of investment advisory services to institutional and retail clients. As of March 31, 2007, DIMA had approximately $273.6 billion in assets under management.

*    WHO ARE THE DIRECTORS AND PRINCIPAL EXECUTIVE OFFICER OF DIMA?

     The names and principal occupations of the current directors and principal executive officer of DIMA are set forth as follows:

          NAME AND POSITION              PRINCIPAL OCCUPATION

      Michael Colon, Director          Chief Operating Officer
      Axel Schwarzer, Director         President and Chief Executive Officer
      John Pak                         Secretary and Chief Legal Officer
      Jennifer Birmingham              Chief Financial Officer and Treasurer
      Mark Cullen                      Executive Vice President
      Kyle Delaney                     Managing Director
      John Robbins                     Chief Compliance Officer
      John H. Kim                      Assistant Secretary
      Anjie LaRocca                    Assistant Secretary

     During the last five fiscal years, no director or officer of DIMA has engaged in any other business, profession, vocation, or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

*    DOES DIMA OR ANY OF ITS AFFILIATES PROVIDE ANY  ADDITIONAL  SERVICES TO THE
     FUND?

     No.

*    WHAT WILL IMCO PAY DIMA FOR ITS SUBADVISORY SERVICES?

     IMCO (not the Fund) will pay DIMA a portfolio management fee at the annual rate of 0.60% of the Fund's average daily net assets that DIMA manages.

*    DOES DIMA ACT AS ADVISER FOR SIMILAR FUNDS?

     Yes. DIMA acts as adviser to a similar fund. The table below identifies the fund, the amount of the fund managed by DIMA as of March 31, 2007, and the management fee (% of average net assets).

================================================================================
FUND                               ASSETS        ANNUAL MANAGEMENT FEE RATE
--------------------------------------------------------------------------------
DWS Market Neutral Fund        $13,612,910                   1.35%
================================================================================

                               NAME AND ADDRESS OF
                         THE FUND'S INVESTMENT ADVISER,
                    PRINCIPAL UNDERWRITER, AND ADMINISTRATOR

IMCO, located at 9800 Fredericksburg Road, San Antonio, Texas 78288, is the Fund's investment adviser, principal underwriter, and administrator.

                                  SHARES OWNED

As of April 30, 2007, there were 26,996,134.10 shares of the Fund outstanding. No shareholder held of record or owned beneficially 5% or more of the Fund.

                              FINANCIAL INFORMATION

THE FUND, WITHOUT CHARGE, WILL FURNISH TO YOU UPON REQUEST A COPY OF THE FUND'S ANNUAL REPORT FOR ITS MOST RECENT FISCAL YEAR AND A COPY OF ITS SEMIANNUAL REPORT FOR ANY SUBSEQUENT SEMIANNUAL PERIOD. SUCH REQUEST MAY BE DIRECTED TO USAA INVESTMENT MANAGEMENT COMPANY, 9800 FREDERICKSBURG ROAD, SAN ANTONIO, TEXAS 78288 OR (800) 531-8448.

                                  HOUSEHOLDING

Each household will receive a single copy of this Information Statement even if you or a family member own more than one account in the Fund. For many of you, this eliminates duplicate copies and saves paper and postage costs to the Fund. However, if you would like to receive an individual copy of this Information Statement, please call us toll-free at (800)531-8448 or contact us at 9800 Fredericksburg Road, San Antonio, Texas 78288 and we will send you an individual copy.

                                    EXHIBIT A

                    AMENDMENT NO. 1 TO SUB-ADVISORY AGREEMENT

         AMENDMENT NO. 1 made as of the 1st day of March 2007, to the Sub-advisory Agreement made as of the 2nd day of October 2006, as amended, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a registered investment adviser organized under the laws of the state of Delaware ("Deutsche") with respect to services provided to series of USAA Mutual Funds Trust (the Trust).

         IMCO and Deutsche agree to modify and amend the Sub-advisory Agreement described above (Agreement) as follows:

         1. APPLICABLE FUNDS. IMCO hereby appoints Deutsche as an investment subadviser of the USAA Total Return Strategy Fund on the terms and conditions set forth in the Agreement.

         2. SCHEDULE A. Schedule A to the Agreement, setting forth the Funds of the Trust for which Deutsche is appointed as an investment subadviser, is hereby replaced in its entirety by Schedule A attached hereto.

         3. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to Deutsche with respect to each Fund, is hereby replaced in its entirety by Schedule B attached hereto.

         4. RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, IMCO and Deutsche have caused this Amendment No. 1 to be executed as of the date first set forth above.

Attest:                                  USAA INVESTMENT MANAGEMENT COMPANY


By: /S/ MARK S. HOWARD                   By: /S/ RONALD B. SWEET
    ------------------------                 -------------------------------
Name:  Mark S. Howard                    Name: Ronald B. Sweet
Title: Secretary                         Title:   Vice President


                                         By: /S/ DAVID H. GARRISON
                                             -------------------------------
                                         Name:  David H. Garrison
                                         Title:    Authorized Signatory

Attest:                                  DEUTSCHE INVESTMENT MANAGEMENT
                                           AMERICAS INC.


By:                                      By: /S/ JULIE ABBETT
   ------------------------                  -------------------------------
Name:                                    Name: Julie Abbett
Title:                                   Title:  Director


                                         By: /S/ CYNTHIA NESTLE
                                            --------------------------------
                                         Name: Cynthia Nestle
                                         Title: Managing Director

                                   SCHEDULE A



Balanced Strategy Fund
Total Return Strategy Fund


                                   SCHEDULE B

                                      FEES

                                      RATE PER ANNUM OF THE AVERAGE
                                      DAILY NET ASSETS OF THE FUND
FUND ACCOUNT                          ACCOUNT
------------                          -------------------------------

Balanced Strategy Fund                0.15%*
Total Return Strategy Fund            0.60%**





         * Deutsche agrees that it will not seek to increase this fee rate during the period ending October 1, 2010 (the "Lock"). This Lock does not limit the rights of the Fund's shareholders, the Fund's Board, or IMCO as set forth in
Section 6 of the Agreement ("Duration and Termination of this Agreement").

         ** Deutsche agrees that it will not seek to increase this fee rate during the period ending February 28, 2011 (the "Lock"). This Lock does not limit the rights of the Fund's shareholders, the Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").

[USAA EAGLE LOGO (R)]   WE KNOW WHAT IT MEANS TO SERVE.
                      ------------------------------------
                          INSURANCE * MEMBER SERVICES


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                                 67054-0507 (C)2007, USAA.  All rights reserved.